UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 28, 2019
ALIMERA SCIENCES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34703	20-0028718
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6120 Windward Parkway Suite 290 Alpharetta, Georgia		30005
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (678) 990-5740

Not Applicable
(Former name or former address if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02. Termination of a Material Definitive Agreement.
On March 28, 2019, Alimera Sciences, Inc. (“Alimera,” “we,” “our,” “us”) received notice (dated April 1st, 2019) from Flextronics Medical Sales and Marketing, Ltd. (“Flextronics”) that it intends to terminate the Manufacturing Services Agreement (the “Agreement”) dated March 2, 2012 between Alimera and Flextronics for the manufacture of certain component parts of the ILUVIEN® injector. See Item 1.01 of our Current Report on Form 8-K filed with the SEC on March 2, 2012 and Exhibit 10.35 to our Quarterly Report on Form 10-Q filed with the SEC on May 11, 2012, which are incorporated herein by this reference, for a description and a copy of the Agreement.

The term of the Agreement automatically renews for successive 12-month terms unless one of the parties gives 18 months’ notice that it does not intend to renew the Agreement. Based on Flextronics’ notice, the Agreement will terminate on September 30, 2020. In the notice, Flextronics states it is available to work with Alimera and will continue to supply product during the transition period. We expect to discuss a transition plan with Flextronics in the near future.

We are confident there are one or more potential replacement vendors for the affected parts and do not expect the termination of the Agreement to materially affect our operations.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIMERA SCIENCES, INC.

Dated: March 29, 2019	By:	/s/ J. Philip Jones
	Name:	J. Philip Jones
	Title:	Chief Financial Officer